Exhibit 10.9(a)

RESTRICTED STOCK AWARD AGREEMENT

Triad Hospitals, Inc.

Amended and Restated Management Stock Purchase Plan

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) made as of this          day of             , 20    , between Triad Hospitals, Inc., a Delaware corporation (the “Company”), and                      (the “Participant”), is made pursuant to the terms of the Triad Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1. Grant of Restricted Shares. The Company grants to the Participant, on the terms and conditions hereinafter set forth, an award of [•] restricted shares (the “Restricted Shares”) of the common stock of the Company, par value $.01 per share.

Section 2. Vesting of Award. Except as otherwise provided in Section 3 hereof, the Restricted Shares shall become fully vested and nonforfeitable based on the continued employment of the Participant with the Company or a Subsidiary on the first day of the month immediately preceding the third anniversary of the date hereof. The period beginning on the date hereof and ending on the first day of the month immediately preceding the third anniversary of the date hereof is referred to herein as the “Restricted Period.”

Section 3. Separation from Service.

(a) For Cause; Voluntary Resignation. In accordance with the provisions of Section 7(a) of the Plan, upon a Participant’s Separation from Service during the Restricted Period by the Company or any Subsidiary for Cause or by reason of the Participant’s voluntary resignation, the Participant shall forfeit all rights with respect to the Restricted Shares, which shall automatically be considered to be cancelled, and shall have only an unfunded right to receive from the Company’s general assets a cash payment equal to the lesser of (i) the Fair Market Value of the Restricted Shares on the Participant’s Separation from Service, or (ii) the aggregate Base Salary foregone by the Participant as a condition of receiving the Restricted Shares. Subject to the provisions of Section 3(d) hereof, such payment shall be made as soon as practicable following the date of the Separation from Service.

(b) Without Cause; Retirement. In accordance with the provisions of Section 7(b) of the Plan, upon a Participant’s Separation from Service during the Restricted Period by the Company or any Subsidiary without Cause, or by reason of the Participant’s retirement with the consent of the Committee, the Participant shall forfeit all rights with respect to the Restricted Shares, which shall automatically be considered to be cancelled, and shall have only an unfunded right to receive from the Company’s general assets a cash payment equal to either (i) the Fair Market Value of the Restricted Shares on the Participant’s Separation from Service plus any Accumulated Dividends with respect to the Restricted Shares, or (ii) the aggregate Base Salary foregone by the Participant as a condition of receiving the Restricted Shares, with the Committee to have the sole discretion as to which of such amounts shall be payable. Subject to the provisions of Section 3(d) hereof, such payment shall be made as soon as practicable following the date of the Separation from Service.

(c) Death or Disability. In accordance with the provisions of Section 7(c) of the Plan, upon a Participant’s death or Disability, all restrictions then outstanding with respect to the Restricted Shares held by the Participant shall automatically expire and be of no further force and effect, and the Participant shall be paid any Accumulated Dividends with respect to the Restricted Shares as soon as practicable following the date of death or Disability, as applicable.

(d) Payments to Key Employees Under Certain Circumstances. Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, if the Participant is deemed a Key Employee, any amounts that become payable to the Participant under Sections 3(a) or 3(b) hereof shall be made to the Participant as soon as practicable following the expiration of six (6) months following the Participant’s Separation from Service, or upon the Participant’s death, if earlier.

(e) Definition of Cause. Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, and the definition of “Cause” contained in Section 2(f) of the Plan, if the Participant is a party to an employment or similar agreement with the Company or any Subsidiary, the term “Cause” shall, for the purposes of this Agreement, have the same meaning set forth in such employment or similar agreement if and to the extent such term is defined therein.

Section 4. Change in Control Event. In accordance with the provisions of Section 8 of the Plan, upon a Change in Control Event, all restrictions then outstanding with respect to the Restricted Shares held by the Participant shall automatically expire and be of no further force and effect, and the Participant shall be paid any Accumulated Dividends with respect to the Restricted Shares as soon as practicable following the Change in Control Event.

Section 5. Restrictions on Transfer. Neither this Agreement nor any Restricted Shares covered hereby may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed, other than to the Company (and except by will or the applicable laws of descent and distribution), unless as of the date of any such sale, assignment, transfer, pledge, hypothecation, encumbrance or disposition, such Restricted Shares to be thus disposed of have become vested in accordance with Section 2 hereof. Any stock certificate or certificates representing the Restricted Shares shall be held by the Company or any custodian appointed by the Company for the account of the Participant, subject to the terms and conditions of the Plan and this Agreement, and shall bear a legend referring to the nontransferability or assignability of such shares pursuant to this Section 5 and in order to comply with the securities laws of the applicable jurisdiction, and the Company shall place a stop-transfer order against such certificate or certificates with its transfer agents and registrars. Any grant of Restricted Shares represented by electronic or other book entry rather than a stock certificate shall be held by the Company or any custodian appointed by the Company in an account for the credit of the Participant, subject to the terms and conditions of the Plan and this Agreement, and the Company shall take such steps to restrict transfer of the Restricted Shares as are necessary or advisable to comply with the securities laws of the applicable jurisdiction and the terms and conditions of the Plan referring to the nontransferability or assignability of such shares pursuant to this Section 5.

Section 6. Termination of Restrictions. At the end of the Restricted Period and provided that any other restrictive conditions relating to the Restricted Shares are met, or at such earlier time as shall be determined by the Committee, all restrictions set forth in the Agreement relating to the Restricted Shares or in the Plan shall lapse as to the Restricted Shares subject thereto, and the appropriate number of Shares, free of the restrictions and restrictive stock legends (other than as required under the Securities Act of 1933 or otherwise), shall be delivered to the Participant or his or her beneficiary or estate, as the case may be. The Committee may determine, in its sole discretion, the manner of delivery of Shares, which may be by electronic account entry into new or existing brokerage or other accounts, delivery of physical stock certificates or such other means as the Committee deems appropriate. In addition, the Participant shall be paid any Accumulated Dividends with respect to such Restricted Shares, in cash or in kind, as determined by the Committee.

Section 7. Investment Representation. Upon acquisition of the Restricted Shares at a time when there is not in effect a registration statement under the Securities Act of 1933 relating to the Company’s common stock, the Participant hereby represents and warrants, and by virtue of such acquisition shall be deemed to represent and warrant, to the Company that the Restricted Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Participant shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws. No Restricted Shares shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company reserves the right to legend any certificate for shares of the Company’s common stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations, or to take any other necessary or advisable steps to restrict the transfer of such shares in order to comply with applicable federal and state securities laws and regulations.

Section 8. Adjustments. The Restricted Shares hereunder shall be subject to the provisions of Section 9 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure.

Section 9. Limitation of Rights. The Participant shall have all rights and privileges of a stockholder of the Company with respect to the Restricted Shares, except the right to receive dividends or other distributions payable in respect thereof, which shall be accumulated without interest and distributed (if at all) as soon as practicable following vesting of the Restricted Shares, or, in the event of the Participant’s prior death, Disability or Separation from Service, in accordance with the provisions of Section 3 hereof. Nothing in this Agreement shall confer upon the Participant any right to continued employment with the Company or to interfere in any way with the right of the Company to terminate the Participant’s employment at any time.

Section 10. Section 83(b) Election; Tax Withholding. The Participant may make an election under Section 83(b) of the Code with respect to the Restricted Shares by filing a copy of such election with the Company within 30 days of the date hereof. If the Participant makes such an election, the grant of Restricted Shares shall be conditioned upon the prompt payment by the Participant to the Company of an amount equal to the applicable federal, state and local income taxes and other amounts required by law to be withheld (the “Withholding Taxes”) in connection with such election. If the Participant does not make an election under Section 83(b) of the Code with respect to the grant of Restricted Shares, the Participant shall pay to the Company the Withholding Taxes upon the lapse of the vesting restrictions, and the lapse of the restrictions shall be conditioned upon the prior payment of the applicable Withholding Taxes by the Participant. Subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934, the Participant may pay the Withholding Taxes by: (i) having the Company withhold Restricted Shares having a then-current Fair Market Value equal to the amount of the Withholding Taxes, (ii) the Participant’s delivering of other Shares having a then-current Fair Market Value equal to the amount of the Withholding Taxes, (iii) the Participant’s payment in cash of an amount equal to the Withholding Taxes or (iv) any other means approved by the Committee at the time of payment of the Withholding Taxes. Subject to the limitations of applicable law, the Participant hereby consents to the collection of the Withholding Taxes by the Company from the Participant’s regular paychecks to the extent necessary to satisfy the obligations of the Participant hereunder.

Section 11. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

Section 12. Construction. This Agreement and the Restricted Shares hereunder are granted by the Company pursuant to the Plan and are in all respects subject to the terms and conditions of the Plan. The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Restricted Shares hereunder subject to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding the choice of law rules thereof.

Section 14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

Section 16. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

Section 17. Section 409A Compliance. In order to comply with the requirements of Section 409A of the Code and the treasury regulations and other guidance issued thereunder, the Participant hereby consents to any such amendments to this Agreement following the date hereof as may be determined by the Company to be necessary or appropriate.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TRIAD HOSPITALS, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:

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